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                                                                   Exhibit 10.52

                            FIRST AMENDMENT TO LEASE
                            ------------------------

This FIRST AMENDMENT TO LEASE ("Amendment") is dated as of February 28, 2002 by and between MISSION STREET DEVELOPMENT LLC, successor in interest to WTR PROPERTIES, INC., pursuant to that certain Assignment of Leases dated as of June 29, 2001, as "Lessor" and INT'L.COM,INC., as successor by merger to DIRECT LANGUAGE COMMUNICATIONS, as "Lessee," amending and supplementing the lease dated as of February 19, 1997 between the parties' predecessors in interest (the "Lease").

WHEREAS, Lessor intents to redevelop the real property located at 301 Mission Street, San Francisco, California, and has informed Lessee of its intent to commence the redevelopment in calendar year 2002 (the "Redevelopment Work");

WHEREAS, the Lease expires by its terms on February 28, 2002;

WHEREAS, Lessee, as successor in interest to IC Global Services, Inc., has previously entered into a lease with Lessor dated November 2, 1998 for certain space at 124 Beale Street, San Francisco, California, which Lessee now desires to allow to expire by its terms;

WHEREAS, Lessee now desires to extend its tenancy of its spaces in the Building pursuant to the terms of the Lease, and Lessor and Lessee desire to amend certain provisions of the Lease on the terms and conditions contained herein.

NOW THEREFORE, for good and valuable consideration paid by Lessee to Lessor and in consideration of the agreements between the parties hereto, the parties agree as follows:

1. Effective Date of Amendment. This Amendment shall be effective as of February
   ---------------------------
28, 2002, which shall be the "Effective Date."

2. Changes To Lease. All capitalized terms used in this section that are not
   ----------------
otherwise defined herein shall have the same meaning as in the Lease.

          (a) On and after the Effective Date, the first sentence of Paragraph 2 of the Lease shall be deleted and replaced with the following language:

               "The initial term of this Lease shall commence on March 1, 1997 (the "Commencement Date"), and unless sooner terminated as hereinafter provided, shall expire on May 31, 2002 (the "Expiration Date"). Notwithstanding the foregoing, this Lease shall be terminable by either party upon 30 days' written notice to the other party."

          (b) On and after the Effective Date, the final sentence of Paragraph 22 of the Lease shall be amended to read as follows:

               "Lessee understands and acknowledges that Lessor intends to commence redevelopment work on the real property located at 301 Mission Street, San Francisco, California, during calendar year 2002 (the "Redevelopment Work"). Lessee hereby agrees to indemnify, defend and hold Lessor, Lessor's predecessor in interest and any officer, director, shareholder, employee or agent of Lessor or Lessor's predecessor in interest, harmless against any claim resulting from any delay of Lessee to surrender the leased premises upon termination or expiration of this Lease, including, but not limited to, any consequential damages related to the Redevelopment Work."

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          (c) The Basic Lease Information in the Lease shall be substituted with the BASIC LEASE INFORMATION (revised 2/28/02) attached hereto as Appendix 1 and
                                                                 ----------
made a part hereof.

          (d) On and after the Effective Date, Paragraphs 3(c)-(e) (Additional Rent and Operating Expenses), 3(h) (Rent Abatement), 4(b) & (c) (Tax Pass-Throughs), 8(c) (Tenant Improvement Allowance), 41 (Option to Extend), 42 (Lessee's Option to Terminate) and 43 (Right of First Offer) shall be deleted in their entirety.

3. No Other Modifications. All prior agreements, understandings, and discussions
   ----------------------
with respect to the subject matter set forth in this Amendment are hereby superseded by this Amendment. Except as modified by the terms of this Amendment, all provisions of the Lease shall remain unchanged and are in full force and effect, and shall continue to be binding on the parties hereto. Subsequent to the Effective Date, the Lease and this Amendment shall be read as one document.

4. Governing Law. This Amendment shall be governed by, and interpreted in
   -------------
accordance with, the law of the State of California.

5. No Broker. Lessee represents and warrants that Lessee has not dealt with any
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real estate broker, sales person or finder (collectively, "Broker") representing
Lessee in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment on behalf of Lessee. No commission is payable by Lessor to any Broker acting on behalf of Lessee, and Lessee hereby agrees to indemnify and hold Lessor harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of Lessee's foregoing representation.

IN WITNESS WHEREOF, the parties hereto have caused this FIRST AMENDMENT TO LEASE to be executed by their duly authorized representatives as of the respective dates listed below.


LESSOR                                    LESSEE
MISSION STREET DEVELOPMENT LLC            LIONBRIDGE TECHNOLOGIES INC.


By: /s/Sean Jeffries                      By: /s/ Kevin Bothwell
    -----------------------------------       ------------------------------
Name:  Sean Jeffries                      Name: Kevin Bothwell
       --------------------------------         ----------------------------
Title: Authorized Representative          Title: Corporate Buyer
       --------------------------------          ---------------------------


                                          By: /s/ Stephen J. Lifshatz
                                              ------------------------------
                                          Name: Stephen J. Lifshatz
                                                ----------------------------
                                          Title: Chief Financial Officer
                                                 ---------------------------


Date:  March 13, 2002                         Date: 2/28/02
                                                    ------------------------

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